FAM VARIABLE SERIES FUNDS, INC.

MERCURY GLOBAL GROWTH V.I. FUND

SERIES # 21

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
03/14/2006	Las Vegas Sands Corp.	12,900	55,000,000

Goldman Sachs & Co.

Citigroup Global Markets Inc.

Lehman Brothers Inc.

Jefferies & Company, Inc.

Merrill Lynch, Pierce, Fenner

  & Smith Incorporated

Morgan Stanley & Co.,

  Incorporated

J.P. Morgan Securities Inc.

UBS Securities LLC

Calyon Securities (USA) Inc.

Samuel A. Ramirez &

  Company, Inc.

Scotia Capital (USA) Inc.